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                                                                   EXHIBIT 23.10



The Board of Directors


American Movie Classics Company:



     We consent to the incorporation by reference in the registration statement (No.33-54263) on Form S-4 of TCI/Liberty Holding Company of our report, dated March 4, 1994, relating to the consolidated balance sheets of American Movie Classics Company (a general partnership) as of December 31, 1993 and 1992, and the related statements of income, partners' capital (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which report appears in the annual report on Form 10-K of Liberty Media Corporation for the year ended December 31, 1993, as amended, incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the registration statement.



                                          KPMG PEAT MARWICK



Jericho, New York


June 27, 1994